Exhibit 99.1

CAPITAL TRUST, INC.

ARTICLES OF AMENDMENT

Capital Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The charter of the Corporation is hereby amended by inserting the following Article X and Article XI:

ARTICLE X

CORPORATE OPPORTUNITIES

(a) The provisions of this Article X are set forth to regulate and define the conduct of affairs of the Corporation with respect to certain business opportunities as they may involve The Blackstone Group L.P. (“Blackstone”), members of the Board of Directors or their respective Affiliates (as defined below) in recognition and anticipation that (i) certain directors, principals, officers, employees and other representatives of Blackstone and its Affiliates may serve as directors, principals, officers, employees and other representatives of the Corporation, its subsidiaries or any entity that provides investment advisory services to the Corporation or its subsidiaries or as a member of the investment committee of any such entity, (ii) Blackstone and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation or its subsidiaries, directly or indirectly, may engage and other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage, and (iii) members of the Board of Directors and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage.

(b) To the fullest extent permitted by law, none of (i) Blackstone or any of its Affiliates or (ii) any director of the Corporation or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in any business opportunity, including but not limited to business opportunities in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates may, from time to time, be engaged or propose to engage (a “Business Opportunity”) or (y) competing with the Corporation, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders for breach of any duty by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the

Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any Business Opportunity presented to an Identified Person, except as provided in Section (c) of this Article X. Subject to Section (c) of this Article X, in the event that any Identified Person acquires knowledge of a Business Opportunity, such Identified Person shall have no duty to communicate or offer such Business Opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders for breach of any duty as a stockholder, director or officer of the Corporation by reason of the fact that such Identified Person pursues or acquires such Business Opportunity. A Business Opportunity shall not be deemed to be a potential Business Opportunity for the Corporation if it is a Business Opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no reasonable expectancy.

(c) The Corporation does not renounce its interest in any Business Opportunity offered to any director or officer of the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director or officer of the Corporation.

(d) For purposes of this Article X, (i) “Affiliate” shall mean (a) in respect of Blackstone, any Person that, directly or indirectly, is controlled by Blackstone, controls Blackstone or is under common control with Blackstone and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a director, any Person that, directly or indirectly, is controlled by such director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Person” shall mean any individual (and such individual’s heirs, executors or administrators), corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity and (iii) for purposes of the definition of “Affiliate,” “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

ARTICLE XI

SEVERABILITY

If any provision or provisions of this charter shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this charter (including, without limitation, each portion of any paragraph of this charter containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

SECOND: The foregoing amendment to the charter of the Corporation does not increase the authorized stock of the Corporation.

THIRD: These Articles of Amendment of the Corporation have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The undersigned Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary, on this [—] day of [—], 2012.

ATTEST:	CAPITAL TRUST INC.

By:	By:
Geoffrey G. Jervis	Stephen D. Plavin
Secretary	Chief Executive Officer